UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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ECOLOGY AND ENVIRONMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ECOLOGY AND ENVIRONMENT, INC.

368 Pleasant View Drive

Lancaster, NY 14086

December 13, 2011

To Our Shareholders:

On behalf of the Board of Directors, we cordially invite you to attend the 2012 Annual Meeting of the Shareholders of Ecology and Environment, Inc. (the “Company”). The Annual Meeting will be held at the Millennium Airport Hotel Buffalo, 2040 Walden Avenue, Cheektowaga, New York, on Thursday, January 19, 2012 at 9:00 a.m. The Formal Notice of Annual Meeting appears on the next page.

The attached Proxy Statement describes the matters that we expect to act upon at the Annual Meeting. The Board of Directors of the Company recommends a vote “FOR” the election of the nominated Directors and the adoption the Ecology and Environment, Inc. 2011 Stock Award Plan. It is important that your views be represented whether or not you are able to be present at the meeting.

We are gratified by your interest in Ecology and Environment, Inc. and urge you to vote your shares either in person or by proxy as soon as possible.

Sincerely,

KEVIN S. NEUMAIER

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 19, 2012:

This Proxy Statement and the Company’s 2011 Annual Report to Shareholders are also available at http://www.ecologyandenvironmentinc.com/proxy.

ECOLOGY AND ENVIRONMENT, INC.

368 Pleasant View Drive

Lancaster, NY 14086

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date of Meeting:	January 19, 2012
Time:	9:00 a.m.
Place:	Millennium Airport Hotel Buffalo 2040 Walden Avenue Cheektowaga, New York

Purposes of Annual Meeting are:

1. To elect the Board of Directors.

2. To adopt the Ecology and Environment, Inc. 2011 Stock Award Plan.

3. To act on such other matters as may properly come before the meeting.

Only Shareholders of record at the close of business on December 6, 2011 will be entitled to vote at the Annual Meeting. To grant a proxy to vote your shares, you may complete and return the enclosed Proxy card. You may also cast your vote in person at the Annual Meeting. Please vote promptly whether or not you expect to attend the Annual Meeting.

A copy of our Annual Report to Shareholders is enclosed for your reference.

By order of Board of Directors

RONALD L. FRANK,

Secretary

Lancaster, New York

December 13, 2011

ECOLOGY AND ENVIRONMENT, INC.

368 Pleasant View Drive

Lancaster, New York 14086

PROXY STATEMENT

Dated December 13, 2011

For the Annual Meeting of Shareholders

to be Held January 19, 2012

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of Ecology and Environment, Inc., a New York corporation (the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Millennium Airport Hotel Buffalo, 2040 Walden Avenue, Cheektowaga, New York at 9:00 a.m., Eastern Standard Time, on Thursday, January 19, 2012 and at any adjournments thereof. The enclosed proxy is being solicited by the Board of Directors of the Company.

If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted and, where a specification is made by the shareholder as provided therein, will be voted in accordance with such specification. A shareholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by giving written notice to the Company bearing a later date than the proxy, by the execution and delivery to the Company of a subsequently dated proxy, or by voting in person at the Annual Meeting. Any shareholder may vote in person at the Annual Meeting, whether or not he or she has previously given a proxy.

This Proxy Statement and the enclosed proxy are first mailed to shareholders on or about December 13, 2011.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only holders of shares of Class A Common Stock and Class B Common Stock of record at the close of business on December 6, 2011 will be entitled to notice of and to vote at the meeting and at all adjournments thereof. At the close of business on December 6, 2011, the Company had issued and outstanding              shares of Class A Common Stock and,              shares of Class B Common Stock. At the meeting, the holders of Class A Common Stock will be entitled, as a class, to elect two Directors (the “Class A Directors”) and the holders of Class B Common Stock will be entitled, as a class, to elect the remaining six Directors (the “Class B Directors”).

Except for the election of Directors and except for class votes as required by law, holders of both classes of Common Stock vote or consent as a single class on all matters, with each share of Class A Common Stock having one-tenth vote per share and each share of Class B Common Stock having one vote per share.

Shares of Class A Common Stock represented by the proxies in the form enclosed, properly executed, will be voted in the manner designated, or if no instructions are indicated, in favor of the Class A Directors named therein and in their discretion with respect to any matter that the Company did not have notice of at least forty-five (45) days prior to the mailing date of this Proxy Statement. Shares of Class B Common Stock represented by the proxies in the form enclosed, properly executed, will be voted in the manner designated, or if no instructions are indicated, in favor of the Class B Directors named therein and in this discretion with respect to any matter that the Company did not have notice of at least forty-five (45) days prior to the mailing date of this Proxy Statement. The proxy given by the enclosed proxy card may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Only holders of record of Common Stock at the close of business on December 6, 2011 will be entitled to notice of and a vote at the Annual Meeting. One-third of such shares, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Broker non-votes will not be counted as being present or represented at the meeting for purposes of establishing a quorum.

Under the Company’s by-laws and the laws of the State of New York, directors of each class are elected by a plurality of the votes cast by that class in the election. Any other matters to be considered as set forth in the Notice for the Annual Meeting are to be decided by the vote of the holders of a majority of the votes represented by the shares present in person or represented by proxy at the Annual Meeting, except as hereafter noted. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Accordingly, abstentions will not affect the outcome of the election.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of September 30, 2011, the number of outstanding shares of Class A Common Stock and Class B Common Stock of the Company beneficially owned by each person known by the Company to be the beneficial owner of more than 5 percent of the then outstanding shares of Common Stock:

	Class A Common Stock		Class B Common Stock
Name and Address (1)	Nature and Amount of Beneficial Ownership (2)(3)	Percent of Class as Adjusted (3)	Nature and Amount of Beneficial Ownership (2)(3)	Percent of Class
Gerhard J. Neumaier *	413,317	14.2%	375,518	22.8%

Frank B. Silvestro*	292,052	10.3%	292,052	17.8%

Ronald L. Frank*	201,899	7.4%	187,234	11.4%

Gerald A. Strobel*	219,604	8.0%	219,604	13.4%

Kevin S. Neumaier*	123,644	4.7%	114,878	7.0%

Kirsten Shelly	115,558	4.4%	115,558	7.0%

Wedbush, Inc. (4)	231,103	9.1%	—	—

Franklin Resources, Inc. (5)	199,891	7.9%	—	—

*	See Footnotes in next table

(1)	The address for Gerhard J. Neumaier, Frank B. Silvestro, Ronald L. Frank, Gerald A. Strobel, Kevin S. Neumaier and Kirsten Shelly is c/o Ecology and Environment, Inc., 368 Pleasant View Drive, Lancaster, New York 14086, unless otherwise indicated. The address for Wedbush, Inc. is 1000 Wiltshire Blvd., Los Angeles, CA 90017-2459 and the address for Edward W. Wedbush and Wedbush Morgan Securities is P.O. Box 30014, Los Angeles, CA 90030-0014. The address for Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403-1906.

(2)	Each named individual or corporation is deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of exchange or conversion rights. The shares of Class A Common Stock issuable upon conversion by any such shareholder are not included in calculating the number of shares or percentage of Class A Common Stock beneficially owned by any other shareholder.

(3)	There are 2,535,504 shares of Class A Common Stock issued and outstanding and 1,643,773 shares of Class B Common Stock issued and outstanding as of September 30, 2011. The figures in the “as adjusted” columns are based upon these totals and except as set forth in the preceding sentence, upon the assumptions described in footnote 2 above.

(4)	Includes shares owned by subsidiaries and affiliates of Wedbush, Inc. based upon a Schedule 13-G filed on February 15, 2011.

(5)	Includes shares owned by subsidiaries and affiliates of Franklin Resources, Inc. based upon a Schedule 13-G filed on February 9, 2010.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock as of September 30, 2011, by (i) each Director of the Company and (ii) all Directors and officers of the Company as a group.

	Class A Common Stock		Class B Common Stock
Name (1)	Nature and Amount of Beneficial Ownership (2)(3)	Percent of Class as Adjusted (4)	Nature and Amount of Beneficial Ownership (2)(3)	Percent of Class
Gerhard J. Neumaier (5)(10)	413,317	14.2%	375,518	22.8%

Frank B. Silvestro (10)	292,052	10.3%	292,052	17.8%

Ronald L. Frank (6)(10)	201,899	7.4%	187,234	11.4%

Gerald A. Strobel (7)(10)	219,604	8.0%	219,604	13.4%

Gerard A. Gallagher, Jr.	62,606	2.4%	62,265	3.8%

Ross M. Cellino (8)	16,392	*	1,102	*

Michael C. Gross (9)	6,149	*	5,949	*

Timothy Butler	1,680	*	—	—

Directors and Officers Group (11 Individuals)	1,362,524	35.8%	1,266,925	77.1%

*	Less than 0.1%

1.	The address of each of the above shareholders is c/o Ecology and Environment, Inc., 368 Pleasant View Drive, Lancaster, New York 14086.

2.	Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, the shareholders identified in this table have sole voting and investment power of the shares beneficially owned by them.

3.	Each named person and all Directors and officers as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of exchange or conversion rights. The shares of Class A Common Stock issuable upon conversion by any such shareholder are not included in calculating the number of shares or percentage of Class A Common Stock beneficially owned by any other shareholder.

4.	There are 2,535,504 shares of Class A Common Stock issued and outstanding and 1,643,773 shares of Class B Common Stock issued and outstanding as of September 30, 2011. The figure in the “as adjusted” columns are based upon these totals and except as set forth in the preceding sentence, upon the assumptions described in footnotes 2 and 3 above.

5.	Includes 551 shares of Class A Common Stock owned by Mr. Gerhard J. Neumaier’s spouse, as to which he disclaims beneficial ownership. Includes 20,361 shares of Class A Common Stock owned by Mr. Gerhard J. Neumaier’s Individual Retirement Account. Does not include any shares of Class A Common Stock or Class B Common Stock held by Mr. Gerhard J. Neumaier’s adult children. Includes 2 shares of Class A Common Stock owned by a Partnership in which Mr. Gerhard J. Neumaier is a general partner.

6.	Includes 2,640 shares of Class A Common Stock owned by Mr. Frank’s individual retirement account and 6,465 shares of Class A Common Stock owned by Mr. Frank’s 401(k) plan account.

7.	Includes 704 shares of Class B Common Stock held in equal amounts by Mr. Strobel as custodian for two of his children, as to which he disclaims beneficial ownership. Does not include any shares of Class B Common Stock held by a trust which one of his children created for which Mr. Strobel serves as Trustee.

8.	Includes 10,915 shares of Class A Common Stock owned by Mr. Cellino’s spouse, as to which shares he disclaims beneficial ownership; also includes 4,260 shares of Class A Common Stock owned by Mr. Cellino’s Individual Retirement Account. Includes 5 shares of Class A Common Stock owned by a limited partnership in which Mr. Cellino is a general partner.

9.	Mr. Gross is one of three co-trustees of an inter vivos trust established by his parents for their benefit that owns these shares of Class B Common Stock and is a one-third contingent remainder beneficiary of the trust’s assets which include a total of 17,848 of such shares of which he disclaims beneficial interest in 11,899 of those shares.

10.	Subject to the terms of the Restrictive Agreement. See “Security Ownership of Certain Beneficial Owners-Restrictive Agreement.”

Restrictive Agreement

Messrs. Gerhard J. Neumaier, Silvestro, Frank and Strobel entered into a Stockholders’ Agreement in 1970, as amended January 24, 2011, which governs the sale of certain shares of common stock owned by them, the former spouse of one of the individuals and the children of those individuals. The Agreement provides that prior to accepting a bona fide offer to purchase the certain covered part of their shares, each party must first allow the other members to the Agreement the opportunity to acquire on a pro rata basis, with right of over-allotment, all of such shares covered by the offer on the same terms and conditions proposed by the offer.

EXECUTIVE COMPENSATION

The Company’s Board of Directors, acting as a Compensation Committee of the whole, is responsible for overseeing all of the executive compensation and equity plans and programs to ensure that its officers and senior staff are compensated in a manner that is consistent with its competitively based annual and long term performance goals.

There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended July 31, 2011, 2010 and 2009 of those persons who were at July 31, 2011 (i) the chief executive officer and chief executive officer elect, and (ii) the two other most highly compensated executive officers with annual salary and bonus for the fiscal year ended July 31, 2011 in excess of $100,000. In this report, the four persons named in the table below are referred to as the “Named Executives.”

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Other	Stock Incentive Options (Shares)	Restricted Stock Awards (3)	Long-Term Compensation Payouts	All Other (2)	Total
Kevin S. Neumaier	2011	$206,846	$100,000	-0-	-0-	$12,648	-0-	$12,614	$332,108
President and CEO	2010	$200,000	$55,000	-0-	-0-	$18,990	-0-	$12,628	$286,618
	2009	$171,647	$55,000	-0-	-0-	-0-	-0-	$11,683	$238,330

Gerhard J. Neumaier	2011	$367,122	$111,000	-0-	-0-	-0-	-0-	$12,845	$490,967
Chairman of the Board	2010	$357,315	$60,000	-0-	-0-	-0-	-0-	$12,919	$430,234
	2009	$349,078	$60,000	-0-	-0-	-0-	-0-	$12,012	$421,090

Frank B. Silvestro	2011	$336,725	$111,000	-0-	-0-	-0-	-0-	$12,581	$460,306
Executive Vice President	2010	$327,787	$60,000	-0-	-0-	-0-	-0-	$12,601	$400,388
and Director	2009	$320,280	$60,000	-0-	-0-	-0-	-0-	$11,602	$391,882

Gerald A. Strobel	2011	$336,725	$111,000	-0-	-0-	-0-	-0-	$12,845	$460,570
Executive Vice President of	2010	$327,787	$60,000	-0-	-0-	-0-	-0-	$12,919	$400,706
Technical Services and Director	2009	$320,280	$60,000	-0-	-0-	-0-	-0-	$12,012	$392,292

(1)	Amounts earned for bonus compensation determined by the Board of Directors.

(2)	Represents group term life insurance premiums, contributions made by the Company to its Defined Contribution Plan accruals on behalf of each of the Named Executives.

(3)	Represents restricted shares of the Company’s Class A Common Stock issued pursuant to the Company’s Stock Award Plan. There were 1,062 and 1,251 shares of restricted stock issued to Kevin S. Neumaier which vested during the fiscal years 2011 and 2010, respectively.

Outstanding Equity Awards at July 31, 2011

The following table sets forth the information concerning the unvested restricted stock grants awarded to the CEO and each of the Named Executive Officers as of the end of fiscal year 2011:

	Stock Awards
Name	Number of Shares that have not Vested (1)	Market Value of Shares that have not Vested (2)
Kevin S. Neumaier	1,088	$18,496

(1)	The stock shares awarded have a three year vesting period.

(2)	Market Value is calculated based on the fair market value of the Company’s stock at July 31, 2011 ($17.00).

Compensation Pursuant to Plans

•

Defined Contribution Plan.    The Company maintains a Defined Contribution Plan (“the DC Plan”) which is qualified under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) pursuant to which the Company contributes an amount not in excess of 15% of the aggregate compensation of all employees who participate in the DC Plan. All employees, including the executive officers identified under “Executive Compensation”, are eligible to participate in the plan, provided that they have attained age 21 and completed one year of employment with at least 1,000 hours of service. The amounts contributed to the plan by the Company are allocated to participants based on a ratio of each participant’s points to total points of all participants determined as follows: one point per $1,000 of compensation plus two points per year of service completed prior to August 1, 1979, and one point for each year of service completed after August 1, 1979.

•	Stock Award Plans.

Ecology and Environment, Inc. has adopted a 1998 Stock Award Plan effective March 16, 1998 (the “1998 Plan”). To supplement the 1998 Plan, a 2003 Stock Award Plan (the “2003 Plan”) was approved by the shareholders at the Annual Meeting held in January 2004 and a 2007 Stock Award Plan (the “2007 Plan”) was approved by the shareholders at the Annual Meeting held in January of 2008 (the 1998 Plan, 2003 Plan and the 2007 Plan collectively referred to as the “Award Plan”). The 2003 Plan was approved retroactive to October 16, 2003 and terminated on October 15, 2008 and the 2007 Plan was approved retroactive to October 18, 2007 and will terminate October 17, 2012. Under the Award Plan key employees (including officers) of the Company or any of its present or future subsidiaries may be designated to receive awards of Class A common stock of the Company as a bonus for services rendered to the Company or its subsidiaries, without payment therefore, based upon the fair market value of the common stock at the time of the award. The Award Plan authorizes the Company’s Board of Directors to determine for what period of time and under what circumstances the awards can be forfeited.

The Award Plan is not a qualified plan Section 401(a) of the Internal Revenue Code. The Award Plan permits grants of the award for a period of five (5) years from the date of adoption. As of July 31, 2011, awards for a total of 28,090 shares of Class A Common Stock have been granted and remain subject to vesting under the 2003 Plan and 102,834 shares of Class A Common Stock have been granted and remain subject to vesting under the 2007 Plan.

Director Compensation

The following table shows the cash amounts earned by each non-employee director for his services in fiscal year 2011.

Name	Board Member Fees	Board Meeting Fees	Other (1)	Total Amount Paid
Michael C. Gross	$54,443	$-0-	$-0-	$54,443
Gerard A. Gallagher, Jr.	$54,443	$-0-	$34,754	$89,197
Ross M. Cellino	$54,443	$-0-	$-0-	$54,443
Timothy Butler	$54,443	$-0-	$-0-	$54,443

(1)	Other is the value paid under a consulting fee arrangement.

During fiscal year 2011, each non-employee director was compensated with a director fee in an annual rate of $34,443. The Directors fees were paid quarterly. For fiscal year 2011, a $20,000 bonus was approved for each of the non-employee directors. This amount is included in the Board Member Fees above. Other than the directors fee and bonus, the directors received no other compensation from the Company as director or as serving as members or the chairman of any committee of the Board of Directors.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Executive Officers and Directors, and persons who beneficially own more than ten percent (10%) of the Company’s stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive Officers, Directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s Executive Officers and Directors, the Company believes that during the fiscal year ending July 31, 2011 all Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater than ten percent (10%) beneficial owners were complied with by such persons, except for the filing of a Form 4 statement by Ronald L. Frank for the sale of 200 Class A shares of Common Stock that occurred on April 30, 2011 but which statement was not filed until May 13, 2011, the filing of a Form 4 statement by Ronald L. Frank for the sale of 2,000 Class A shares of Common Stock that occurred on May 9, 2011 but which statement was not filed until May 13, 2011, and the filing of a Form 4 statement by Ronald L. Frank for the sale of 1,000 Class A shares of Common Stock that occurred on May 10, 2011 but which statement was not filed until May 13, 2011 since Mr. Frank was out of town.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Gerard A. Gallagher, Jr.’s son, Gerard A. Gallagher, III, serves as a Senior Vice President with the Company and received aggregate compensation of $203,083 for his services during fiscal year 2011. The Company believes that compensation for him is commensurate with his peers and his relationships during 2011 were reasonable and in the best interest of the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

During the fiscal years ended July 31, 2011 and 2010, Schneider Downs & Co., Inc. (SD) provided audit and audit related services to the Company. The Audit Committee meets with the Company’s independent registered accounting firm to approve the annual scope of accounting services to be performed, including all audit, audit-related, and non-audit services, and the related fee estimates. The Audit Committee also meets with our independent registered accounting firm, on a quarterly basis, following completion of their quarterly reviews and annual audit before our earnings announcements, to review the results of their work. As appropriate, management and our independent registered accounting firm update the Audit Committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved. Under its charter, the Audit Committee has the authority and responsibility to review and approve, in advance, any audit and proposed permissible non-audit services to be provided to the Company by its independent registered public accounting firm. Set forth below are the aggregate fees billed for these services for the last two fiscal years.

	FY 2011	FY 2010
Audit Fees	$279,642	$261,717
Audit Related Services	$42,050	$150,381

Grand Total	$321,692	$412,098

Audit Fees:    The aggregate fees accrued for professional services rendered for the audit of the Company’s financial statements for the fiscal years ended July 31, 2011 and 2010 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years ended July 31, 2011 and 2010 were $279,642 and $261,717, respectively. Also included in this number are expenses incurred related to accounting consultation services.

Audit Related Fees:    The aggregate fees for the fiscal years ended July 31, 2011 and 2010 billed by SD relate to services rendered to the Company for 401(k), pension plan audits, and indirect rate audits. For the fiscal year ended July 31, 2010, approximately $100,000 was billed to the Company related to the Company’s compliance with Sarbanes Oxley Section 404 prior to the change in legislation, which provided permanent deferral of Sarbanes Oxley Section 404(b).

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal year ending July 31, 2011 with the Company’s Management and Schneider Downs & Co., Inc. The Audit Committee has discussed with Schneider Downs & Co., Inc. the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards, AU §380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the communications from Schneider Downs & Co., Inc. required by applicable requirements of the Public Company Accounting Oversight Board regarding communications by Schneider Downs & Co., Inc. with the Audit Committee concerning independence and has discussed with Schneider Downs & Co., Inc. their independence from the Company. Based on their review of the materials outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011 for filing with the Securities and Exchange Commission.

The Audit Committee has considered whether provision of the services described above is compatible with maintaining the independent accountant’s independence and has determined that such services have not adversely affected Schneider Downs & Co., Inc’s independence.

Respectfully Submitted,

THE AUDIT COMMITTEE

Michael C. Gross

Ross M. Cellino

Timothy Butler

PROPOSAL 1 — ELECTION OF DIRECTORS

It is intended that proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the two nominees for Class A Directors and the six Class B Directors named below. Holders of Class A Common Stock are not entitled to vote on the election of the Class B Director nominees.

Information Concerning Nominees

The nominees proposed for election to the Board of Directors are all presently members of the Board.

The Class A nominees and Class B nominees named herein, if elected as Directors, will hold office until the next succeeding Annual Meeting of Shareholders and until their successors are duly elected and qualified. In the event either nominee for Class A Director becomes unavailable and a vacancy exists, it is intended that the persons named in the proxy may vote for a substitute who will be recommended by the remaining Class A Director. In the event a nominee for Class B Director becomes unavailable and a vacancy exists, it is intended that the persons named in the proxy may vote for a substitute who will be recommended by the remaining Class B Directors.

Class A Nominees

Nominee	Age	Positions and Offices Held with the Company
Ross M. Cellino	79	Class A Director

Timothy Butler	70	Class A Director

Class B Nominees

Nominee	Age	Positions and Offices Held with the Company
Gerhard J. Neumaier	74	Chairman of the Board and Class B Director

Frank B. Silvestro	74	Executive Vice President and Class B Director

Gerald A. Strobel	71	Executive Vice President of Technical Services and Class B Director

Ronald L. Frank	73	Executive Vice President of Finance, Secretary, and Class B Director

Gerard A. Gallagher, Jr	80	Class B Director

Michael C. Gross	51	Class B Director

Each Director is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. Executive officers are elected annually and serve at the discretion of the Board of Directors. Beginning with our 2010 annual meeting, the Securities and Exchange Commission’s rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led our Board of Directors to conclude that each Director or nominee for Director shall serve on our Board of Directors. We have provided this discussion in the section below.

Business Experience of Nominees

Mr. Gerhard J. Neumaier is a founder of the Company and served as the President and a Director since its inception in 1970. On August 1, 2008, Mr. Kevin S. Neumaier became President. Mr. Gerhard J. Neumaier remains as Chairman of the Board of Directors. Mr. Gerhard J. Neumaier has a B.M.E. in engineering and a M.A. in physics.

Mr. Silvestro is a founder of the Company and has served as a Vice President and a Director since its inception in 1970. In August 1986, he became Executive Vice President. Mr. Silvestro has a B.A. in physics and an M.A. in biophysics.

Mr. Strobel is a founder of the Company and has served as a Vice President and a Director since its inception in 1970. In August 1986, he became Executive Vice President of Technical Services. Mr. Strobel is a registered Professional Engineer with a B.S. in civil engineering and a M.S. in sanitary engineering.

Mr. Frank is a founder of the Company and served as Secretary, Treasurer, Vice President of Finance and a Director since its inception in 1970. In August 1986, he became Executive Vice President of Finance. On January 18, 2008, Mr. Frank resigned his position as Chief Financial Officer and Treasurer of the Company. Mr. Frank continues in his positions as Executive Vice President, Secretary and Director of the Company. Mr. Frank has a B.S. in engineering and a M.S. in biophysics.

Messrs. Gerhard J. Neumaier, Silvestro, Strobel and Frank each have over forty years of work experience in managing the Company and knowing its customers, that make them uniquely qualified to serve as Directors.

Mr. Gallagher joined the Company in 1972, has served as a Director since 1986, and retired from the Company in February 2001 as a Senior Vice President. Mr. Gallagher has a B.S. in physics. Mr. Gallagher’s tenure of over 38 years with the Company, principally in government contracting, provides an important understanding of the Company’s markets that makes him a valuable member of the Board.

Mr. Gross has been a Director of the Company since January 21, 2010. Mr. Gross is employed by the State of New York, has a B.S. in accounting and is a licensed property and casualty insurance broker. Mr. Gross’ accounting and insurance experience provide important skills to the Board’s strategic decision-making process.

Mr. Cellino has been a Director of the Company since its inception in 1970. Mr. Cellino has an undergraduate major in economics and is an attorney and counselor-at-law retired from private practice. Mr. Cellino’s experience as the founder and managing partner of a Buffalo, NY law firm and over 40 year association with the Company provides the Board valuable managerial perspective and insight.

Mr. Butler has been a Director since 2003. Mr. Butler is a retired bank executive with 38 years of experience as a senior bank officer concentrating in business lending and finance. Mr. Butler has high-level financial, executive and management skills. His prior positions provided him with extensive experience in financial and budgeting matters, and he provides this experience to the Board.

The Company has a separately-designated standing Audit Committee established in accordance with section 3 (a) 58 (A) of the Securities Exchange Act of 1934 and the requirements of the American Stock Exchange and NASDAQ. The members of the Audit Committee are Timothy Butler, Ross M. Cellino, and Michael C. Gross.

The Board of Directors has designated that Mr. Butler is the Audit Committee financial expert serving on its audit committee. Mr. Butler is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act Regulations.

The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer and controller, as well as all other employees and the directors of the Company. The code of ethics, which the Company calls its Code of Business Conduct and Ethics, was filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended July 31, 2004 and is posted on the Company’s website at www.ene.com. If the Company makes any substantive amendments to, or grants a waiver (including an implicit waiver) from, a provision of its code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, the Company will disclose the nature of such amendment or waiver in a current report on Form 8-K.

The Board Leadership Structure and Risk Oversight

The Board operates under the leadership of the Chairman. There is no prohibition in the Company’s bylaws that precludes the Chairman from also assuming the role of Chief Executive Officer. Since August 1, 2008, it has been the Company’s practice to have a different individual fill the role of Chairman and Chief Executive Officer, except for during times of transition when the same person may fill both roles in an interim capacity while an appropriate candidate is found to assume the vacant position. E&E believes the current leadership structure provides the appropriate balance of oversight, independence, administration and hands-on involvement in Board activities that are required for the efficient conduct of corporate governance activities.

The Board of Directors is responsible for overseeing the Company’s risk profile and management’s processes for managing risk. This oversight is conducted primarily through the Board’s Audit Committee. The Audit Committee focuses on financial risks, including those that could arise from accounting and financial reporting processes, as well as review of overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to the Company, including, but not limited to, operational, financial, legal, regulatory and strategic risks.

Meetings and Committees of the Board of Directors

During the fiscal year ended July 31, 2011, the Board of Directors held four (4) meetings. Each director of the Company attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of the committees of the Board of Directors in which he served during the period for which he served. The Company’s directors are strongly encouraged to attend the annual meeting of shareholders. All of the Company’s directors attended last year’s annual meeting.

The Board of Directors has an Audit Committee and a Pension Review Committee. The Board of Directors does not have a nominating committee or a compensation committee. As it has no nominating committee, it has not adopted a charter for such a committee. The Board of Directors as a whole makes all decisions with respect to nominations of persons to the board of directors and compensation of executive officers. The Board of Directors has not adopted a policy regarding the consideration of any director candidate recommended by security holders because it is a “controlled company” under the National Association of Securities Dealers Automated Quotations (NASDAQ) Rules and historically has not received nominations from its shareholders.

The Audit Committee consists of Messrs. Timothy Butler, Ross M. Cellino (Chairman) and Michael C. Gross, all non-employee, independent (as defined in NASDAQ listing standards), and financially literate directors. The Audit Committee is responsible for reviewing the financial information which will be provided to the shareholders and others, the system of internal controls which management and the Board of Directors has established, the performance and selection of independent auditors and the Company’s audit and financial reporting process. During fiscal year 2011, the Committee met four (4) times to examine the results of the financial statements and reports prepared by the independent public accountants, and then held discussions with the Board of Directors. The Company’s Restated Audit Committee Charter was adopted by the Board of Directors on January 21, 2010.

The Pension Review Committee consists of Messrs. Ronald L. Frank (Chairman), Frank B. Silvestro, Ross M. Cellino and Michael C. Gross. The Committee held three (3) meetings during the fiscal year 2011. The principal functions of the Pension Review Committee are to review changes to the retirement plans necessitated by law or regulation and to determine whether the Company’s retirement plans meet the compensation goals for the Company’s employees as established by the Board of Directors.

Compensation of Directors

With the exception of Gerard A. Gallagher, Jr., each Director who is not an employee of the Company is paid an annual director’s fee of $34,443 per annum. The director’s fee is paid quarterly. For fiscal year 2011, a $20,000 bonus was approved for each of the non-employee directors. Mr. Gallagher is paid $5,683 per month for services as a consultant to the Company, which includes compensation for serving as a Director of the Company.

Corporate Governance/NASDAQ Rules

The Company’s shares of Class A Common Stock are listed on the National Association of Securities Dealers Automated Quotations (NASDAQ) Stock Market. NASDAQ requires all of its listing companies to be in compliance with NASDAQ’s standards of corporate governance set forth in the NASDAQ Marketplace Rules (NASDAQ CG Rules). The Company has certified to the NASDAQ that it is in compliance with the NASDAQ CG Rules except for those NASDAQ CG Rules relating to the Director Nominations Process, the Compensation of Officers and Board Compensation. For these items, the Company relied upon the “controlled company” exception found in the NASDAQ CG Rules. A “controlled company” is a listing company where more than 50 percent of the voting power of the listing company is in the control of a group. The Company believes that a group, consisting of Messrs. Neumaier, Silvestro, Frank and Strobel and members of their families, now holds more than 50 percent of the voting power of the Company and that, therefore, the Company is a “controlled company” for purposes of the NASDAQ CG Rules.

The Board of Directors will consider nominees for Directors recommended by shareholders. Shareholders wishing to recommend a director candidate for consideration by the Board of Directors can do so by writing to the Secretary of Ecology and Environment, Inc., 368 Pleasant View Drive, Lancaster, New York, 14086; giving the candidate’s name, biographical data and qualifications. Any such notice of recommendation should be accompanied by a current resume of the individual and a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Nominations much be received at least 60 days prior to the annual meeting shareholders.

In evaluating candidates, the Board considers the entirety of each candidate’s credentials to ensure that the Board consists of individuals who collectively provide meaningful counsel to management. The Board does not maintain a specific diversity policy. It believes that diversity is an expansive attribute that includes differing points of view, professional experience and expertise, and education, as well as more traditional diversity concepts. The Board considers the candidates’ character, integrity, experience, understanding of strategy and policy-setting, and reputation for working well with others. If candidates are recommended by E&E’s shareholders, then such candidates will be evaluated using the same criteria. With respect to nomination of continuing directors for re-election, the individual’s past contributions to the Board are also considered.

The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer and controller, as well as all other employees and the directors of the Company. The code of ethics, which the Company calls its Code of Business Conduct and Ethics, is posted on the Company’s website at www.ene.com, as well as on the Company’s internal website which is available to all Company employees. The employees are required to sign off annually that they have reviewed and are aware of the Company’s code of ethics policy. If the Company makes any substantive amendments to, or grants a waiver (including an implicit waiver) from, a provision of its code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, the Company will disclose the nature of such amendment or waiver in a current report on Form 8-K.

Shareholder Communications with the Board of Directors

Shareholders may communicate with the Company’s Board of Directors through the Company’s Secretary by sending an email to rfrank@ene.com or by writing to the following address: Board of Directors, c/o Secretary, Ecology and Environment, Inc., 368 Pleasant View Drive, Lancaster, New York 14086. The Company’s Secretary will forward all correspondence to the Board of Directors, except for spam, junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees listed herein.

PROPOSAL 2 — ADOPTION OF THE ECOLOGY AND ENVIRONMENT, INC.

2011 STOCK AWARD PLAN

On October 26, 2011, the Board of Directors approved for submission to the Shareholders the Ecology and Environment, Inc. 2011 Stock Award Plan (the “2011 Plan”) as set forth on Appendix A to this Proxy Statement. The following is a summary of the material terms of the 2011 Plan and is qualified in all respects by the terms of the 2011 Plan. Please refer to Appendix A for more complete and detailed information with respect to the 2011 Plan.

The 2011 Plan is designed to provide incentives which will attract and maintain highly competent persons and officers, key employees and non-employee directors of the Company. This will be accomplished by the Board of Directors awarding shares to the participants under the Plan. The Plan will be administered by a committee of at least three Directors selected by the Board of Directors (the “Committee”). Absent a change in the Company’s capitalization, the total number of shares that may be awarded under the Plan will not exceed 200,000. The Committee is authorized to determine the employees, officers and non-employee directors to whom awards of shares as bonuses (the “Awards”) may be made, the times at which such Awards are made, the number of shares awarded and any restrictions on the vesting of such shares. Shares will be awarded at their fair market value on the date of Award may be subject to restrictions as determined by the Committee and will be held in escrow by the Company until the restrictions to which they are subject shall lapse. Under the 2011 Plan any shares which are subject to Awards that are reacquired by the Company pursuant to the rights reserved by the Company on the issuance of such Awards are again available for reissuance. This provision could have the effect of increasing the number of shares remaining available for grant.

For Federal income tax purposes, the recipient of an Award must recognize ordinary income equal to the fair market value of the shares when they are no longer subject to a substantial risk of forfeiture and the Company will receive a deduction for the same amount at that time. The tax consequences described above are the general rules and are subject to change. Participants should consult their own tax advisors since a taxpayer’s particular situation may be such that the rules described above may vary.

No Awards have been granted under the 2011 Plan prior to the date of this Proxy Statement. It is not possible to determine at this time what other benefits will be received by the employees, officers and non-employee directors under the 2011 Plan because the granting of Awards is within the discretion of the Committee.

The 2011 Plan became effective on October 26, 2011, subject to approval of the Shareholders. The Plan will terminate on October 25, 2016, unless a different termination date is fixed by the shareholders, but no such termination shall effect the prior rights under the 2011 Plan of the Company or of anyone to whom such shares have been transferred prior to termination.

The Board of Directors recommends a vote FOR this proposal.

DEADLINE FOR SHAREHOLDER PROPOSALS

FOR NEXT ANNUAL MEETING

Proposals of shareholders for inclusion in the Company’s Proxy Statement for the next Annual Meeting of Shareholders must satisfy all applicable requirements of SEC Rule 14a-8 and must be received by the Secretary, Ecology and Environment, Inc., 368 Pleasant View Drive, Lancaster, New York, 14086, no later than August 15, 2012. To be included in the proxy statement, the proposal must comply with the requirements as to form and substance established by the SEC and must be a proper subject for shareholder action under New York law. If any shareholder intends to present a proposal at the next Annual Meeting of Shareholders but has not sought inclusion of such proposal in the Company’s proxy materials, such proposal must be received by the Secretary, Ecology and Environment, Inc., 368 Pleasant View Drive, Lancaster, NY 14086, by October 29, 2012 or the Company’s management proxies for the next Annual Meeting will be entitled to use their discretionary voting authority to vote on such proposal, without any discussion of the matter in the Company’s proxy materials.

OTHER MATTERS

State law requires the Company to inform shareholders of the initiation or renewal of insurance indemnifying itself and its officers and directors. This insurance, which is carried with Chartis, has been renewed for one year beginning August 1, 2011, at a premium of $45,000 In addition, the Pension Trust Liability Insurance, which is carried with Chartis covering the Company, its subsidiaries, and its directors and those officers considered fiduciaries under the Employee Retirement Income Security Act of 1974, has been renewed for one year beginning August 1, 2011 at a premium of $14,000.

The cost of solicitation of proxies will be borne by the Company. Solicitation other than by mail may be made by officers or by regular employees of the Company, who will receive no additional compensation therefor, by personal or telephone solicitation, the cost of which is expected to be nominal.

It is not contemplated or expected that any business other than that pertaining to the subjects referred to in this Proxy Statement will be brought up for action at the meeting. At the time this Proxy Statement went to press, the Board of Directors did not know of any other matter, which may properly be presented for action at the meeting.

By order of the Board of Directors,

ECOLOGY AND ENVIRONMENT, INC.

Ronald L. Frank

Secretary

APPENDIX A

ECOLOGY AND ENVIRONMENT, INC.

2011 Stock Award Plan

1. Purpose:    The Stock Award Plan (the “Plan”) is intended to (a) provide incentives which will attract and retain highly competent persons as officers, and key employees of ECOLOGY AND ENVIRONMENT, INC. (the “Company”) and its subsidiaries, and (b) provide a mechanism to compensate the Company’s non-employee directors with stock in lieu of cash compensation by providing them with Class A Common Stock of the Company which are treasury shares (“Common Stock”) pursuant to awards (“Awards”) described herein.

2. Administration:    The Board of Directors (“Board”) of the Company shall supervise and administer the Plan. Any questions of interpretation of the Plan or of any Awards issued under it shall be determined by the Board and such determination shall be final and binding upon all persons. Any or all powers and discretions vested in the Board under the Plan (except the power to amend or terminate the Plan) may be exercised by a committee of at least three directors (the “Committee”) authorized by the Board to do so. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

3. Participants:    Participants shall consist of such key employees (including officers) or (b) directors of the Company or any or all of its present or future subsidiaries as the Board, in its sole discretion, determines to be mainly responsible for the success and future growth and profitability of the Company and whom the Board may designate from time to time to receive Awards under the Plan. Awards may be granted under this Plan to persons who have previously received Awards or other benefits under this or other plans of the Company.

4. Shares Reserved Under the Plan:    There is hereby reserved for issuance as Awards under the Plan an aggregate of 200,000 shares of Common Stock, par value $0.01, which shall be solely treasury shares.

Any shares subject to Awards may thereafter be subject to new Awards under this Plan if shares of Common Stock are issued under such Awards and are thereafter reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.

5. Awards:    Awards will consist of Common Stock transferred to Participants (a) as a bonus for service rendered by employees (including officers) to the Company or (b) as payment of fee for services rendered by directors, without other payment therefor, based upon the fair market value of the Common Stock at the time of the Award. Certificates evidencing such shares shall be issued in the sole name of the Participant and held by the Company in Escrow until any restrictions to which they are subject shall lapse.

6. Adjustment Provisions:    If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, or similar transactions), the total number of shares reserved for issuance under the Plan and the number of shares covered by each outstanding Award shall be adjusted so that the value of each such Award shall not be changed. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrences. Notwithstanding the above, if such adjustment results in the total number of shares reserved for issuance which is greater than the number of Class A Common Stock treasury shares then issued, the total number of shares reserved for issuance shall not exceed the then issued Class A Common Stock treasury shares.

7. Nontransferability:    Each Award granted under the Plan to a Participant shall not be transferable by him otherwise than by will or the laws of descent and distribution. In the event of the death of a Participant during employment or prior to the termination of any Award held by him hereunder, each Award theretofore granted to him shall be payable to the extent provided therein but not later than one year after this death (and not beyond the stated duration of the Award). Any such payment shall be made only:

(a) To the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution; and

A-1

(b) To the extent, if any, that the deceased Participant was entitled at the date of his death.

8. Other Provisions:    Any Award under the Plan may also be subject to such other provision (whether or not applicable to the Award to any other Participant) as the Board determines appropriate, including without limitation, provisions for the forfeiture of and restrictions on the sale, resale or other disposition of shares acquired under any Award, provisions giving the Company the right to repurchase shares acquired under any Award, provisions to comply with federal and state securities or tax laws, or understandings or conditions as to the Participant’s employment in addition to those specifically provided for under the Plan.

9. Tenure:    A Participant’s right, if any, to continue to serve the Company and its subsidiaries as an officer, director, employee or otherwise, shall not be enlarged or otherwise affected by his designation as a Participant under the Plan.

10. Duration, Amendment, and Termination:    No Award shall be granted more than five (5) years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any Award granted within such period may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a Participant, or under any future plan of the Company, Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such Participant under this Plan, or any benefit previously or thereafter granted to him under any future plan of the Company. The Board may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant’s consent.

Adopted by the Board of Directors of Ecology and Environment, Inc. effective October 26, 2011.

A-2

ANNUAL MEETING OF SHAREHOLDERS OF

ECOLOGY AND ENVIRONMENT, INC.

January 19, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.ecologyandenvironmentinc.com/proxy

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

■	20230000000000000000 0			011912

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. ELECTION OF CLASS A DIRECTORS:				2. The adoption of Ecology and Environment, Inc. 2011 Stock Award Plan.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Ross M. Cellino O Timothy Butler		3. In their discretion, the proxies are hereby authorized to vote on such other matters as may properly come before the meeting.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2.
☐	FOR ALL EXCEPT (See instructions below)			PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

☐	■

CLASS A COMMON STOCK

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ECOLOGY AND ENVIRONMENT, INC. 368 Pleasant View Drive Lancaster, New York 14086

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gerhard J. Neumaier and Ronald L. Frank as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of Class A Common Stock of Ecology and Environment, Inc. (the “Company”) held of record by either of the undersigned on December 6, 2011 at the Annual Meeting of Shareholders to be held on January 19, 2012, or any adjournments thereof.

(Continued and to be signed on the reverse side)

■		14475	■

ANNUAL MEETING OF SHAREHOLDERS OF

ECOLOGY AND ENVIRONMENT, INC.

January 19, 2012

401(k)

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.ecologyandenvironmentinc.com/proxy

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

■	20230000000000000000 0			011912

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. ELECTION OF CLASS A DIRECTORS:				2. The adoption of Ecology and Environment, Inc. 2011 Stock Award Plan.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Ross M. Cellino O Timothy Butler		3. In their discretion, the proxies are hereby authorized to vote on such other matters as may properly come before the meeting.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2.
☐	FOR ALL EXCEPT (See instructions below)			PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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CLASS A COMMON STOCK - 401(k) PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ECOLOGY AND ENVIRONMENT, INC. 368 Pleasant View Drive Lancaster, New York 14086

THIS PROXY INSTRUCTION IS REQUESTED BY THE RELIANCE TRUST COMPANY IN CONJUNCTION WITH A PROXY SOLICITATION BY THE BOARD OF DIRECTORS OF ECOLOGY AND ENVIRONMENT, INC.

The undersigned hereby instructs Reliance Trust Company, as Trustee*, to vote, as designated hereon, all the shares of Class A Common Stock of Ecology and Environment, Inc. (the “Company”) which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on January 19, 2012, or any adjournments thereof.

*       AMERICAN STOCK TRANSFER AND TRUST COMPANY WILL TALLY THE VOTES.

Reliance Trust Company will vote the shares represented by this Voting Instruction Form if it is properly completed, signed, and received by Reliance Trust Company before 5:00 p.m. EST on January 18, 2012. Please note that if this Voting Instruction Form is not properly completed and signed, or it is not received by Reliance Trust Company, as indicated above, the shares allocated to the participant’s account will not be voted. If the Voting Instruction Form is signed, but no direction is given, the shares will be voted FOR.

(Continued and to be signed on the reverse side)
■		14475	■